UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2025

Alixo-Yolloo Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-272825	37-1922983
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Business Center Sunkar, Building 47B,

Aktau, 130002 Kazakhstan

(Address of principal executive offices, zip code)

+1-252-34-66-180

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On June 27, 2025, Rassul Sadukbayev, director of Alixo-Yolloo Corporation («Company»), who is the owner of 5,000,000 restricted shares representing 74.68% of the Company’s outstanding share capital, voluntarily decided to cancel 3,000,000 of his restricted shares. The cancellation was made without any compensation or consideration, and in the best interest of the Company. This action resulted in a material change to the Company's capital structure and a reduction in total outstanding shares, impacting the Company’s reported shareholder equity and ownership distribution. The cancellation is effective as of June 27, 2025.

As a result of this cancellation:

•	The total number of outstanding shares of the Company was reduced from 6,695,000 shares to 3,695,000 shares.
•	Mr. Sadukbayev’s ownership was reduced from 5,000,000 shares (74.68%) to 2,000,000 shares (54.13%).

Details of Restricted Shares:

Shareholder	Before Cancellation (Shares)	Before Cancellation (%)	After Cancellation (Shares)	After Cancellation (%)
Mr. Sadukbayev	5,000,000	74.68%	2,000,000	54.13%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2025

Alixo-Yolloo Corporation
By:	/s/ Roman Zhezhel
	Name:	Roman Zhezhel
	Title:	President, Director, Treasurer and Secretary